Exhibit 10.13

EXECUTION COPY

FIRST AMENDMENT TO

EXCLUSIVE LICENSE AGREEMENT

This FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT (“First Amendment”) is made effective as of December 10, 2004, by and among Natural Alternatives International, Inc., a Delaware corporation (“NAI”) with its principal offices at 1185 Linda Vista Drive, San Marcos, California 92078, and Reginald B. Cherry Ministries, Inc. a Texas non-profit corporation (“Ministries”), with its principal address at 8323 Southwest Freeway, Suite 440, Houston, Texas 77074.

AGREEMENT

The parties entered into an Exclusive License Agreement (“Exclusive License Agreement”) effective as of September 1, 2004, in which Ministries agreed to utilize the services of NAI to design, research, formulate, develop, manufacture, package, sell, distribute and market nutritional Products in furtherance of the Exempt Purposes (as defined in the Exclusive License Agreement) of Ministries. The parties agree the Exclusive License Agreement is amended as follows:

SECTION 2.1.3: Royalty Payments. The following language shall be added at the end of Section 2.1.3:

Notwithstanding the preceding, NAI shall make additional monthly royalty payments in the amount of Thirty Two Thousand Seven Hundred Fifty Dollars ($32,750) for the period beginning December 10, 2004, and ending March 10, 2005, in addition to the Royalties set forth in Section 2.1.

EFFECT: Except as amended hereby, the Exclusive License Agreement remains in full force and effect as of the date of this First Amendment.

The parties have caused this First Amendment to be executed by their respective duly authorized representatives, as of the day and year first above written.

NATURAL ALTERNATIVES INTERNATIONAL, INC. a Delaware corporation		REGINALD B. CHERRY MINISTRIES, INC. A Texas non-profit corporation

By:	/s/ Randell Weaver	By:	/s/ Reginald B. Cherry, M.D.
	Randell Weaver, President		Reginald B. Cherry, M.D., President

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